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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  July 19, 2001
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                              CIRRUS LOGIC, INC.
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             (Exact name of Registrant as specified in its charter)


           Delaware                       0-17795               77-0024818
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(State or Other Jurisdiction of         (Commission           (IRS Employer
Incorporation or Organization)          File Number)       Identification No.)

            4210 S. Industrial Drive, Austin, TX                78744
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          (Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code:  (512) 445-7222
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Item 5.    Other Events.

     On July 19, 2001, Cirrus Logic, Inc. ("Cirrus Logic") announced a definitive agreement to acquire LuxSonor Semiconductors, Inc. ("LuxSonor") pursuant to an Agreement of Merger by and among Cirrus Logic, LuxSonor, and Target Acquisition Corporation, dated as of July 18, 2001. Under the terms of the Merger Agreement, Cirrus Logic will pay an estimated $65 million in stock for all outstanding shares and options of LuxSonor.

     In addition, on July 19, 2001, Cirrus Logic, Inc. ("Cirrus Logic") announced a definitive agreement to acquire ShareWave, Inc. ("ShareWave") pursuant to an Agreement of Merger by and among Cirrus Logic, ShareWave, and Target I Acquisition Corporation, dated as of July 19, 2001. Under the terms of the Merger Agreement, Cirrus Logic will pay an estimated $92 million in stock for all outstanding shares and options of ShareWave.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

     99.1  Press Release relating to LuxSonor acquisition dated July 19, 2001.
     99.2  Press Release relating to ShareWave acquisition dated July 19, 2001.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CIRRUS LOGIC, INC.


Date:  July 19, 2001                 By:   /s/  Stephanie Lucie
                                        --------------------------------------
                                        Name:  Stephanie Lucie
                                        Title:  Vice President and Assistant
                                                Secretary


                                 EXHIBIT INDEX

Exhibit No.  Description
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99.1         Press Release relating to LuxSonor acquisition dated July 19, 2001.
99.2         Press Release relating to ShareWave acquisition dated July 19,
             2001.